Exhibit 99
Accenture Reports Third-Quarter Fiscal 2024 Results
•New bookings of $21.1 billion, an increase of 22% in U.S. dollars and 26% in local currency
•Generative AI new bookings of over $900 million for a total of $2 billion fiscal year-to-date
•Revenues of $16.5 billion, a decrease of 1% in U.S. dollars and increase of 1.4% in local currency, with consulting revenues of $8.5 billion and managed services revenues of $8.0 billion
•GAAP operating margin of 16.0%, an increase of 180 basis points over the third quarter of fiscal 2023; adjusted1 operating margin of 16.4%, an expansion of 10 basis points
•GAAP EPS of $3.04, a decrease of 3% from the third quarter of fiscal 2023; adjusted EPS of $3.13, a 2% decrease
•Quarterly cash dividend of $1.29 per share, an increase of 15%
•Accenture updates business outlook for fiscal 2024; now expects full-year revenue growth of 1.5% to 2.5% in local currency, full-year foreign-exchange impact of negative 0.7%, GAAP EPS of $11.29 to $11.44 and adjusted EPS of $11.85 to $12.00; continues to expect GAAP operating margin of 14.8%, adjusted operating margin of 15.5% and free cash flow of $8.7 billion to $9.3 billion
NEW YORK; June 20, 2024 — Accenture (NYSE: ACN) reported financial results for the third quarter of fiscal 2024 ended May 31, 2024.
Julie Sweet, chair and CEO, Accenture, said, “Our actions to stay laser-focused on the needs of our clients are clear in our third quarter results. We achieved strong new bookings of over $21 billion, up 22% over last year, and continued to accelerate our strategy to be the reinvention partner of choice, with another 23 clients with quarterly bookings of over $100 million, bringing the total of such bookings to 92 year-to-date. We also achieved two significant milestones this quarter -- with $2 billion in Generative AI sales year-to-date and $500 million in revenue year-to-date -- which demonstrate our early lead in this critical technology. All of this while investing at scale in our business with another 35 acquisitions or $5.2 billion of capital deployed year-to-date. I want to thank the 750,000 people of Accenture around the world who work every day to deliver 360° value for our stakeholders.”
Revenues were $16.5 billion, a decrease of 1% in U.S. dollars and an increase of 1.4% in local currency compared to the third quarter of fiscal 2023.
GAAP operating income was $2.63 billion, compared to $2.36 billion for the third quarter of fiscal 2023, and operating margin was 16.0%, compared to 14.2% for the third quarter last year. Adjusted operating income was $2.71 billion, compared to $2.71 billion for the third quarter of fiscal 2023 and adjusted operating margin was 16.4%, compared to 16.3% for the third quarter last year.
1Adjusted financial measures presented in this release are non-GAAP financial measures that exclude business optimization costs recorded in fiscal 2024 and fiscal 2023, and a gain related to our investment in Duck Creek Technologies recorded in fiscal 2023, as further described in this release.

GAAP diluted earnings per share were $3.04, a decrease of 3% from $3.15 for the third quarter of fiscal 2023. Adjusted EPS were $3.13, a decrease of 2% from $3.19 for the third quarter of fiscal 2023.
New bookings for the quarter were $21.1 billion, with consulting bookings of $9.3 billion and managed services bookings of $11.8 billion.
Financial Review

Revenues for the third quarter of fiscal 2024 were $16.47 billion, compared with $16.56 billion for the third quarter of fiscal 2023, a decrease of 1% in U.S. dollars and an increase of 1.4% in local currency.
Revenues for the quarter reflect a foreign-exchange impact of approximately negative 2% compared with the negative 1% impact previously assumed. Adjusting for the actual foreign-exchange impact, the company’s guided range for quarterly revenues was approximately $16.10 billion to $16.70 billion. Accenture's third quarter fiscal 2024 revenues were slightly above the midpoint of this adjusted range.
▪Consulting revenues for the quarter were $8.46 billion, a decrease of 3% in U.S. dollars and 1% in local currency compared with the third quarter of fiscal 2023.
▪Managed Services revenues for the quarter were $8.01 billion, an increase of 2% in U.S. dollars and 4% in local currency compared with the third quarter of fiscal 2023.
GAAP diluted EPS for the quarter were $3.04, a 3% decrease from $3.15 for the third quarter of fiscal 2023. Excluding a $0.08 and $0.42 decrease for business optimization costs in the third quarter of fiscal 2024 and 2023, respectively, and a $0.38 increase for a gain on an investment in the third quarter of fiscal 2023, adjusted EPS were $3.13, a 2% decrease from $3.19 last year. The $0.06 decrease in EPS on an adjusted basis reflects:
▪a $ 0.07 decrease from a higher effective tax rate; and
▪a $ 0.01 decrease from higher noncontrolling interests;
partially offset by
▪a $ 0.02 increase from lower share count
Gross margin (gross profit as a percentage of revenues) for the quarter was 33.4%, flat compared with the third quarter of fiscal 2023. Selling, general and administrative (SG&A) expenses for the quarter were $2.79 billion, or 16.9% of revenues, compared with $2.82 billion, or 17.0% of revenues, for the third quarter of fiscal 2023.
GAAP operating income for the quarter increased 12%, to $2.63 billion, or 16.0% of revenues, compared with $2.36 billion, or 14.2% of revenues, for the third quarter of fiscal 2023. Adjusted operating income for the quarter was $2.71 billion, or 16.4% of revenues, compared with $2.71 billion, or 16.3% of revenues for the third quarter of fiscal 2023.
The company’s GAAP effective tax rate for the quarter was 25.4%, compared with 22.2% for the third quarter of fiscal 2023. The adjusted effective tax rate for the third quarter of fiscal 2024 was 25.5%, compared with 24.0% for the third quarter of fiscal 2023.

GAAP net income for the quarter was $1.98 billion, compared with $2.05 billion for the third quarter of fiscal 2023. Adjusted net income for the quarter was $2.04 billion, compared with $2.07 billion for the third quarter of fiscal 2023.
Operating cash flow for the quarter was $3.14 billion, and property and equipment additions were $124 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $3.02 billion. For the same period last year, operating cash flow was $3.29 billion; property and equipment additions were $142 million; and free cash flow was $3.15 billion.
Days services outstanding, or DSOs, were 43 days at May 31, 2024, compared with 42 days at both August 31, 2023 and May 31, 2023.
Accenture’s total cash balance at May 31, 2024 was $5.5 billion, compared with $9.0 billion at August 31, 2023.
New Bookings
New bookings for the third quarter of fiscal 2024 were $21.06 billion, a 22% increase in U.S. dollars and a 26% increase in local currency over the third quarter of fiscal 2023.
▪Consulting new bookings were $9.28 billion, or 44% of total new bookings.
▪Managed Services new bookings were $11.78 billion, or 56% of total new bookings.
Revenues by Geographic Market2
Revenues by geographic market were as follows:
▪North America: $7.83 billion, an increase of 1% in both U.S. dollars and local currency compared with the third quarter of fiscal 2023.
▪EMEA: $5.78 billion, a decrease of 2% in both U.S. dollars and local currency compared with the third quarter of fiscal 2023.
▪Growth Markets: $2.86 billion, a decrease of 4% in U.S. dollars and an increase of 8% in local currency compared with the third quarter of fiscal 2023.
Revenues by Industry Group
Revenues by industry group were as follows:
▪Communications, Media & Technology: $2.76 billion, a decrease of 4% in U.S. dollars and 1% in local currency compared with the third quarter of fiscal 2023.
▪Financial Services: $2.89 billion, a decrease of 8% in U.S. dollars and 5% in local currency compared with the third quarter of fiscal 2023.
▪Health & Public Service: $3.52 billion, an increase of 8% in U.S. dollars and 9% in local currency compared with the third quarter of fiscal 2023.
▪Products: $4.98 billion, flat in U.S. dollars and an increase of 2% in local currency compared with the third quarter of fiscal 2023.
▪Resources: $2.31 billion, flat in U.S. dollars and an increase of 3% in local currency compared with the third quarter of fiscal 2023.
2Effective September 1, 2023, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market is now referred to as our EMEA (Europe, Middle East and Africa) geographic market.

Returning Cash to Shareholders
Accenture continues to return cash to shareholders through cash dividends and share repurchases.
Dividend
On May 15, 2024, a quarterly cash dividend of $1.29 per share was paid to shareholders of record at the close of business on April 11, 2024. These cash dividend payments totaled $811 million.
Accenture plc has declared another quarterly cash dividend of $1.29 per share for shareholders of record at the close of business on July 11, 2024. This dividend, which is payable on August 15, 2024, represents a 15% increase over the quarterly dividend rate of $1.12 per share in fiscal 2023.
Share Repurchase Activity
During the third quarter of fiscal 2024, Accenture repurchased or redeemed 4.3 million shares for a total of $1.4 billion, including approximately 4.1 million shares repurchased in the open market.
Accenture’s total remaining share repurchase authority at May 31, 2024 was approximately $3.3 billion.
At May 31, 2024, Accenture had approximately 627 million total shares outstanding.
Business Outlook
Fourth Quarter Fiscal 2024
Accenture expects revenues for the fourth quarter of fiscal 2024 to be in the range of $16.05 billion to $16.65 billion, or 2% to 6% growth in local currency, reflecting the company’s assumption of an approximately negative 2% foreign-exchange impact compared with the fourth quarter of fiscal 2023.
Fiscal Year 2024
Accenture’s business outlook for fiscal 2024 now assumes that the foreign-exchange impact on its results in U.S. dollars will be negative 0.7% compared with fiscal 2023; the company previously expected the impact to be flat.
For fiscal 2024, the company now expects revenue growth to be in the range of 1.5% to 2.5% in local currency, compared to 1% to 3% previously.
Accenture continues to expect GAAP operating margin for fiscal 2024 to be 14.8%, an expansion of 110 basis points from fiscal 2023; and adjusted operating margin, which excludes an estimated $450 million for business optimization costs in fiscal 2024 and $1.1 billion in fiscal 2023, to be 15.5%, an expansion of 10 basis points from fiscal 2023.
The company now expects both its GAAP and adjusted annual effective tax rate, which excludes the tax impacts of business optimization costs, to be in the range of 23.5% to 24.5%, compared to 22.5% to 24.5% previously.

The company now expects GAAP diluted EPS to be in the range of $11.29 to $11.44, compared to $11.41 to $11.64 previously, an increase of 5% to 6% over fiscal 2023; and adjusted EPS to be in the range of $11.85 to $12.00, compared to $11.97 to $12.20 previously, an increase of 2% to 3% over fiscal 2023. This excludes $0.56 for business optimization costs in fiscal 2024 and $1.28 for business optimization costs and $0.38 for a gain on an investment in fiscal 2023.
For fiscal 2024, the company continues to expect operating cash flow to be in the range of $9.3 billion to $9.9 billion; property and equipment additions to be $600 million; and free cash flow to be in the range of $8.7 billion to $9.3 billion.
The company continues to expect to return at least $7.7 billion in cash to shareholders through dividends and share repurchases.
360° Value Reporting
Accenture’s goal is to create 360° value for our clients, people, shareholders, partners and communities. Our reporting captures how we deliver unique value across six vital dimensions and offers a comprehensive view of our financial and environmental, social and governance (ESG) measures, and our goals, progress and performance for each. Our full 360° Value Report and online 360° Value Reporting Experience provide customizable reporting. To access, please visit the Accenture 360° Value Reporting Experience at www.accenture.com/reportingexperience.
Conference Call and Webcast Details
Accenture will host a conference call at 8:00 a.m. EDT today to discuss its third quarter of fiscal 2024 financial results. To participate in the teleconference, please dial +1 (877) 692-8955 [or +1 (234) 720-6979 outside the U.S., Puerto Rico and Canada] and enter access code 4074957 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live via webcast on the Investor Relations section of the Accenture website at www.accenture.com.
A replay of the conference call will be available at www.accenture.com and at +1 (866) 207-1041 [or +1 (402) 970-0847 outside the U.S., Puerto Rico and Canada] with access code 1326158, from 11:00 a.m. EDT today, through Wednesday, September 25, 2024.
About Accenture
Accenture is a leading global professional services company that helps the world’s leading businesses, governments and other organizations build their digital core, optimize their operations, accelerate revenue growth and enhance citizen services—creating tangible value at speed and scale. We are a talent- and innovation-led company with 750,000 people serving clients in more than 120 countries. Technology is at the core of change today, and we are one of the world’s leaders in helping drive that change, with strong ecosystem relationships. We combine our strength in technology and leadership in cloud, data and AI with unmatched industry experience, functional expertise and global delivery capability. We are uniquely able to deliver tangible outcomes because of our broad range of services, solutions and assets across Strategy & Consulting, Technology, Operations, Industry X and Song. These capabilities, together with our culture of shared success and commitment to creating 360° value, enable us to help our clients reinvent and build trusted, lasting relationships. We measure our success by the 360° value we create for our clients, each other, our shareholders, partners and communities. Visit us at www.accenture.com.

Non-GAAP Financial Information
This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.
Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance nor promises that goals or targets will be met, and involve a number of risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed or implied. These risks include, without limitation, risks that: Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; if Accenture is unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if Accenture does not successfully manage and develop its relationships with key ecosystem partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; as a result of Accenture’s geographically diverse operations and strategy to continue to grow in key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###
Contacts:
Rachel Frey
Accenture Media Relations
+1 917 452 4421
rachel.frey@accenture.com
Katie O’Conor
Accenture Investor Relations
+1 973 301 3275
catherine.m.oconor@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Nine Months Ended
	May 31, 2024	% of Revenues	May 31, 2023	% of Revenues	May 31, 2024	% of Revenues	May 31, 2023	% of Revenues
REVENUES:
Revenues	$16,466,828	100.0%	$16,564,585	100.0%	$48,490,645	100.0%	$48,126,545	100.0%
OPERATING EXPENSES:
Cost of services	10,968,377	66.6%	11,035,515	66.6%	32,665,784	67.4%	32,576,567	67.7%
Sales and marketing	1,750,366	10.6%	1,738,621	10.5%	5,091,442	10.5%	4,852,207	10.1%
General and administrative costs	1,039,800	6.3%	1,084,288	6.5%	3,158,747	6.5%	3,209,539	6.7%
Business optimization costs	77,420	0.5%	346,873	2.1%	332,493	0.7%	591,263	1.2%
Total operating expenses	13,835,963		14,205,297		41,248,466		41,229,576
OPERATING INCOME	2,630,865	16.0%	2,359,288	14.2%	7,242,179	14.9%	6,896,969	14.3%
Interest income	53,690		81,818		220,939		176,782
Interest expense	(11,334)		(11,208)		(36,134)		(30,122)
Other income (expense), net	(18,851)		201,783		(60,222)		136,576
INCOME BEFORE INCOME TAXES	2,654,370	16.1%	2,631,681	15.9%	7,366,762	15.2%	7,180,205	14.9%
Income tax expense	673,022		583,346		1,666,231		1,584,887
NET INCOME	1,981,348	12.0%	2,048,335	12.4%	5,700,531	11.8%	5,595,318	11.6%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,901)		(2,101)		(5,592)		(5,790)
Net income attributable to noncontrolling interests – other (1)	(47,264)		(36,238)		(114,453)		(90,934)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,932,183	11.7%	$2,009,996	12.1%	$5,580,486	11.5%	$5,498,594	11.4%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,932,183		$2,009,996		$5,580,486		$5,498,594
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,901		2,101		5,592		5,790
Net income for diluted earnings per share calculation	$1,934,084		$2,012,097		$5,586,078		$5,504,384
WEIGHTED AVERAGE SHARES:
Basic	628,353,267		631,535,162		628,437,255		630,826,230
Diluted	635,607,597		638,743,434		636,611,310		638,404,751
EARNINGS PER SHARE:
Basic	$3.07		$3.18		$8.88		$8.72
Diluted	$3.04		$3.15		$8.77		$8.62
Cash dividends per share	$1.29		$1.12		$3.87		$3.36
(1)Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	May 31, 2024	May 31, 2023
GEOGRAPHIC MARKETS
North America (1)	$7,834,206	$7,720,903	1%	1%
EMEA (2)	5,776,624	5,872,107	(2)	(2)
Growth Markets (1) (2)	2,855,998	2,971,575	(4)	8
Total Revenues	$16,466,828	$16,564,585	(1)%	1%
INDUSTRY GROUPS
Communications, Media & Technology	$2,763,076	$2,880,187	(4)%	(1)%
Financial Services	2,894,753	3,138,181	(8)	(5)
Health & Public Service	3,515,264	3,266,347	8	9
Products	4,983,422	4,968,399	—	2
Resources	2,310,313	2,311,471	—	3
Total Revenues	$16,466,828	$16,564,585	(1)%	1%
TYPE OF WORK
Consulting	$8,457,169	$8,693,030	(3)%	(1)%
Managed Services	8,009,659	7,871,555	2	4
Total Revenues	$16,466,828	$16,564,585	(1)%	1%

	Nine Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	May 31, 2024	May 31, 2023
GEOGRAPHIC MARKETS
North America (1)	$22,773,920	$22,741,597	—%	—%
EMEA (2)	17,179,116	16,739,688	3	(1)
Growth Markets (1) (2)	8,537,609	8,645,260	(1)	6
Total Revenues	$48,490,645	$48,126,545	1%	1%
INDUSTRY GROUPS
Communications, Media & Technology	$8,086,661	$8,745,192	(8)%	(6)%
Financial Services	8,737,261	9,104,444	(4)	(4)
Health & Public Service	10,226,769	9,289,961	10	10
Products	14,605,247	14,352,759	2	1
Resources	6,834,707	6,634,189	3	4
Total Revenues	$48,490,645	$48,126,545	1%	1%
TYPE OF WORK
Consulting	$24,934,709	$25,416,160	(2)%	(2)%
Managed Services	23,555,936	22,710,385	4	4
Total Revenues	$48,490,645	$48,126,545	1%	1%
(1)As announced on June 11, 2024, effective September 1, 2024, our Latin America market unit will move from Growth Markets to North America. With this change, North America will become The Americas market and Growth Markets will become the Asia Pacific market.
(2)Effective September 1, 2023, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market is now referred to as our EMEA (Europe, Middle East and Africa) geographic market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	May 31, 2024		May 31, 2023
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America (1)	$1,365,072	17%	$1,241,245	16%	$123,827
EMEA (2)	749,859	13	670,330	11	79,529
Growth Markets (1) (2)	515,934	18	447,713	15	68,221
Total Operating Income	$2,630,865	16.0%	$2,359,288	14.2%	$271,577

	Nine Months Ended
	May 31, 2024		May 31, 2023
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America (1)	$3,682,156	16%	$3,374,986	15%	$307,170
EMEA (2)	2,102,472	12	2,012,616	12	89,856
Growth Markets (1) (2)	1,457,551	17	1,509,367	17	(51,816)
Total Operating Income	$7,242,179	14.9%	$6,896,969	14.3%	$345,210
(1)As announced on June 11, 2024, effective September 1, 2024, our Latin America market unit will move from Growth Markets to North America. With this change, North America will become The Americas market and Growth Markets will become the Asia Pacific market.
(2)Effective September 1, 2023, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market is now referred to as our EMEA (Europe, Middle East and Africa) geographic market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Reconciliation of Operating Income, as Reported (GAAP) to Operating Income as Adjusted (Non-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	May 31, 2024				May 31, 2023
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)
North America (2)	$1,365,072	$(3,677)	$1,361,395	17%	$1,241,245	$96,349	$1,337,594	17%
EMEA (3)	749,859	74,937	824,796	14	670,330	167,205	837,535	14
Growth Markets (2) (3)	515,934	6,160	522,094	18	447,713	83,319	531,032	18
Total Operating Income	$2,630,865	$77,420	$2,708,285	16.4%	$2,359,288	$346,873	$2,706,161	16.3%

	Nine Months Ended
	May 31, 2024				May 31, 2023
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)
North America (2)	$3,682,156	$46,941	$3,729,097	16%	$3,374,986	$273,329	$3,648,315	16%
EMEA (3)	2,102,472	231,302	2,333,774	14	2,012,616	208,165	2,220,781	13
Growth Markets (2) (3)	1,457,551	54,250	1,511,801	18	1,509,367	109,769	1,619,136	19
Total Operating Income	$7,242,179	$332,493	$7,574,672	15.6%	$6,896,969	$591,263	$7,488,232	15.6%
(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.
(2)As announced on June 11, 2024, effective September 1, 2024, our Latin America market unit will move from Growth Markets to North America. With this change, North America will become The Americas market and Growth Markets will become the Asia Pacific market.
(3)Effective September 1, 2023, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market is now referred to as our EMEA (Europe, Middle East and Africa) geographic market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	May 31, 2024			May 31, 2023
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Business Optimization (1)	Investment Gain (2)	Adjusted (Non-GAAP)
Operating Income	$2,630,865	$77,420	$2,708,285	$2,359,288	$346,873	$—	$2,706,161
Operating Margin	16.0%	0.4%	16.4%	14.2%	2.1%	—%	16.3%

Income before income taxes	2,654,370	77,420	2,731,790	2,631,681	346,873	(252,920)	2,725,634
Income tax expense	673,022	23,650	696,672	583,346	80,336	(8,840)	654,842
Net Income	$1,981,348	$53,770	$2,035,118	$2,048,335	$266,537	$(244,080)	$2,070,792
Effective tax rate	25.4%	30.5%	25.5%	22.2%	23.2%	3.5%	24.0%
Diluted earnings per share (3)	$3.04	$0.08	$3.13	$3.15	$0.42	$(0.38)	$3.19

	Nine Months Ended
	May 31, 2024			May 31, 2023
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Business Optimization (1)	Investment Gain (2)	Adjusted (Non-GAAP)
Operating Income	$7,242,179	$332,493	$7,574,672	$6,896,969	$591,263	$—	$7,488,232
Operating Margin	14.9%	0.7%	15.6%	14.3%	1.3%	—%	15.6%

Income before income taxes	7,366,762	332,493	7,699,255	7,180,205	591,263	(252,920)	7,518,548
Income tax expense	1,666,231	85,706	1,751,937	1,584,887	131,851	(8,840)	1,707,898
Net Income	$5,700,531	$246,787	$5,947,318	$5,595,318	$459,412	$(244,080)	$5,810,650
Effective tax rate	22.6%	25.8%	22.8%	22.1%	22.3%	3.5%	22.7%
Diluted earnings per share (3)	$8.77	$0.39	$9.16	$8.62	$0.72	$(0.38)	$8.96
Amounts in tables may not total due to rounding.
(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.
(2)Gain recognized related to our investment in Duck Creek Technologies.
(3)The impact of the business optimization costs and investment gain on diluted earnings per share are presented net of related taxes. The income tax effect was negative $0.04 and negative $0.11 for the three months ended May 31, 2024 and 2023, respectively, and negative $0.13 and negative $0.19 for the nine months ended May 31, 2024 and 2023, respectively. This includes both the current and deferred income tax impact and was calculated by using the relevant tax rate of the country where the costs were recorded.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	May 31, 2024	August 31, 2023
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$5,537,217	$9,045,032
Short-term investments	4,878	4,575
Receivables and contract assets	13,199,388	12,227,186
Other current assets	2,333,935	2,105,138
Total current assets	21,075,418	23,381,931
NON-CURRENT ASSETS:
Contract assets	119,281	106,994
Investments	231,281	197,443
Property and equipment, net	1,451,599	1,530,007
Lease assets	2,587,408	2,637,479
Goodwill	19,842,707	15,573,003
Other non-current assets	8,833,625	7,818,448
Total non-current assets	33,065,901	27,863,374
TOTAL ASSETS	$54,141,319	$51,245,305
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$1,610,025	$104,810
Accounts payable	2,251,330	2,491,173
Deferred revenues	5,299,334	4,907,152
Accrued payroll and related benefits	6,416,460	7,506,030
Lease liabilities	680,484	690,417
Other accrued liabilities	1,950,120	2,309,456
Total current liabilities	18,207,753	18,009,038
NON-CURRENT LIABILITIES:
Long-term debt	68,878	43,093
Lease liabilities	2,242,156	2,310,714
Other non-current liabilities	5,002,790	4,423,867
Total non-current liabilities	7,313,824	6,777,674
Total Accenture plc shareholders’ equity	27,744,489	25,692,839
Noncontrolling interests	875,253	765,754
Total shareholders’ equity	28,619,742	26,458,593
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$54,141,319	$51,245,305

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,981,348	$2,048,335	$5,700,531	$5,595,318
Depreciation, amortization and other	521,305	601,099	1,571,633	1,639,804
Share-based compensation expense	473,931	472,695	1,538,802	1,530,034
Change in assets and liabilities/other, net	165,418	167,242	(3,069,370)	(2,650,276)
Net cash provided by (used in) operating activities	3,142,002	3,289,371	5,741,596	6,114,880
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(124,117)	(141,500)	(302,873)	(347,878)
Purchases of businesses and investments, net of cash acquired	(2,329,700)	(257,020)	(5,239,180)	(1,334,007)
Proceeds from the sale of businesses and investments	—	400,238	20,905	418,113
Other investing, net	2,851	3,273	6,504	8,392
Net cash provided by (used in) investing activities	(2,450,966)	4,991	(5,514,644)	(1,255,380)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	504,516	537,016	1,267,323	1,344,637
Purchases of shares	(1,383,242)	(788,937)	(3,896,216)	(3,325,850)
Proceeds from (repayments of) debt, net	1,499,033	—	1,499,033	—
Cash dividends paid	(810,976)	(707,742)	(2,433,610)	(2,121,331)
Other financing, net	(26,235)	(13,161)	(71,088)	(62,481)
Net cash provided by (used in) financing activities	(216,904)	(972,824)	(3,634,558)	(4,165,025)
Effect of exchange rate changes on cash and cash equivalents	(58,022)	(24,879)	(100,209)	(48,862)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	416,110	2,296,659	(3,507,815)	645,613
CASH AND CASH EQUIVALENTS, beginning of period	5,121,107	6,238,787	9,045,032	7,889,833
CASH AND CASH EQUIVALENTS, end of period	$5,537,217	$8,535,446	$5,537,217	$8,535,446